                                  SCHEDULE 14A

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                             NATHAN'S FAMOUS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                             NATHAN'S FAMOUS, INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(I)(1), or 14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(I)3.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

        ------------------------------------------------------------------------

     4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     3)  Filing Party:

        ------------------------------------------------------------------------

     4)  Dated Filed:

        ------------------------------------------------------------------------

                             NATHAN'S FAMOUS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 14, 2001

To our Stockholders

     The Annual Meeting of Stockholders of NATHAN'S FAMOUS, INC. will be held on Friday, September 14, 2001 at the de Seversky Conference Center, Northern Boulevard, Old Westbury, New York at 10:00 a.m. At the meeting, you will be asked to vote on

     1. The election of seven directors to the Board of Directors;

     2. Adoption of our 2001 Stock Option Plan; and

     3. Any other matters that properly come before the meeting.

     If you are a stockholder of record at the close of business on July 17, 2001, you are entitled to vote at the meeting or at any adjournment or postponement of the meeting. This notice and proxy statement are first being mailed to stockholders on or about July 24, 2001.

     Please sign, date and return the enclosed proxy as soon as possible so your shares may be voted as you direct.

                                          By Order of the Board of Directors,
                                          RONALD G. DEVOS
                                          Secretary


Dated: July 23, 2001

      Westbury, New York

                             NATHAN'S FAMOUS, INC.
                             1400 OLD COUNTRY ROAD
                            WESTBURY, NEW YORK 11590

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                           FRIDAY, SEPTEMBER 14, 2001

     Our annual meeting of stockholders will be held on Friday, September 14, 2001 at the de Seversky Conference Center, Northern Boulevard, Old Westbury, New York at 10:00 a.m. Our Board of Directors is soliciting your proxy to vote your shares of common stock at the annual meeting. This proxy statement, which was prepared by our management for the board, contains information about the matters to be considered at the meeting or any adjournments or postponements of the meeting and is first being sent to stockholders on or about July 24, 2001.

                               ABOUT THE MEETING

What is being considered at the meeting?

     You will be voting:

     1. For the election of seven directors for a term of 1 year; and

     2. On adoption of our 2001 Stock Option Plan.

     In addition, our management will report on our performance during fiscal 2001 and respond to your questions.

Who is entitled to vote at the meeting?

     You may vote if you owned stock as of the close of business on July 17, 2001. Each share of stock is entitled to one vote.

How do I vote?

     You can vote in two ways:

     1. By attending the meeting; or

     2. By completing, signing and returning the enclosed proxy card.

Can I change my mind after I vote?

     Yes, you may change your mind at any time before the polls close at the meeting. You can do this by (1) signing another proxy with a later date and returning it to us prior to the meeting, or (2) voting again at the meeting.

What if I return my proxy card but do not include voting instructions?

     Proxies that are signed and returned but do not include voting instructions will be voted FOR (1) the election of the nominee directors and (2) the adoption of our 2001 Stock Option Plan.

What does it mean if I receive more than one proxy card?

     It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is American Stock Transfer & Trust Company, 718-921-8000.

Will my shares be voted if I do not provide my proxy?

     Yes, if they are held in a brokerage account. Your shares may be voted under certain circumstances if they are held in the name of the brokerage firm. Brokerage firms generally have the authority to vote customers unvoted shares, which are called "broker non-votes," on certain routine matters. Shares represented by broker non-votes will be counted as voted by the brokerage firm in the election of directors and the adoption of the 2001 Stock Option Plan. When a brokerage firm votes its customer's unvoted shares, these shares are also counted for purposes of establishing a quorum.

     If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy.

How many votes must be present to hold the meeting?

     Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by mail. In order for us to conduct our meeting, a majority of our outstanding shares as of July 17, 2001, must be present at the meeting. This is referred to as a quorum. On July 17, 2001, we had 7,065,202 shares issued and outstanding.

What vote is required to elect directors?

     Directors are elected by a plurality of the votes cast. Abstentions will have no effect on the voting outcome with respect to the election of directors.

What vote is required to approve the 2001 Stock Option Plan?

     The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the 2001 Stock Option Plan will be required for approval. A properly executed proxy marked ABSTAIN will not be voted. Accordingly, abstentions will not be included in the vote totals and so will have no effect on the vote for approval of the 2001 Option Plan.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     Our Certificate of Incorporation presently provides for a Board of Directors consisting of not less than three nor more than twenty-seven directors. Our Board of Directors now consists of seven directors, as set forth below.

                                                            PRINCIPAL                        DIRECTOR
NAME                             AGE                       OCCUPATION                         SINCE
----                             ---                       ----------                        --------
Wayne Norbitz..................  53     President, Chief Operating Officer and Director        1989
Robert J. Eide(1)(2)...........  48     Chairman and Treasurer -- Aegis Capital Corp.          1987
Brian S. Genson(1)(2)..........  52     President -- Pole Position Investments                 1999
Barry Leistner(1)(2)...........  50     President and Chief Executive Officer -- Koenig        1989
                                        Iron Works, Inc.
Howard M. Lorber...............  52     President and Chief Operating Officer -- New           1987
                                        Valley Corp.
Donald L. Perlyn...............  58     President -- Miami Subs Corporation                    1999
A. F. Petrocelli...............  57     President and Chairman of the Board -- United          1993
                                        Capital Corp.

---------------
(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

     Unless you indicate otherwise, shares represented by executed proxies will be voted FOR the election as directors of the persons listed above. If any of them is unavailable, the shares will be voted for a substitute nominee designated by the Board of Directors. We have no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve.

DIRECTOR BIOGRAPHIES

     The following is a brief account of our directors' business experience:

     ROBERT J. EIDE has been Chairman, Treasurer and a principal shareholder in Aegis Capital Corp., a broker dealer and a member firm of the NASD, since 1984. He has been a director of Vector Group Ltd, a company engaged through its subsidiaries in the manufacture and sale of cigarettes in the United States and Russia, since November 1993, and Ladenberg Thalman Financial Services, Inc., an investment banking firm and a subsidiary of Vector Group, since May 2001.

     BRIAN S. GENSON has been President of Pole Position Investments, a company engaged in the motor sport business, since 1989. Mr. Genson also serves as a managing director of Grand Prix Topgear located in Stanstead, England and is engaged in investing in the motor sport industry. Mr Genson was also responsible for introducing Ben and Jerry's Ice Cream Company to the Japanese market. Mr. Genson previously served as a director of Nathan's from 1987 to 1989.

     BARRY LEISTNER has been President and Chief Executive Officer of Koenig Iron Works, Inc., a company engaged in the fabrication and erection of structural steel, since 1979. Mr. Leistner is also a partner in Weinstock Brothers Hardware and is engaged in real estate development in Maine and New York.

     HOWARD M. LORBER has been Chairman of the Board since 1990, Chief Executive Officer since 1993 and a director since 1987. Mr. Lorber was elected President and Chief Operating Officer of New Valley Corporation, a company engaged in the ownership and management of commercial real estate in the United States and, through its subsidiaries, in investment banking, brokerage and real estate development in the United States and Russia since November 1994 and has served as a director since 1991. Mr. Lorber is President and Chief Executive Officer of Vector Group Ltd. since January 2001 and Chairman of the Board of Ladenberg Thalman Financial Services Inc. since May 2001, each a subsidiary of New Valley Corporation. He is the Chairman and Chief Executive Officer of Hallman & Lorber Associates, Inc., an employee benefit and pension consulting firm. Mr. Lorber also serves as a director of United Capital Corp., a manufacturing and real estate company and Prime Hospitality Corporation, an owner and operator of hotel properties. He is also a trustee of Long Island University and Babson College.

     WAYNE NORBITZ has been an employee since 1975 and has been President since October 1989. He previously held the positions of Director of Operations, Vice President of Operations, Senior Vice President of Operations and Executive Vice President. Prior to joining us, Mr. Norbitz held the position of Director of Operations of Wetson's Corporation. Mr. Norbitz is a member of the board of directors of Long Island Philharmonic Orchestra.

     DONALD L. PERLYN has been an Executive Vice President since September 2000. Prior to our merger with Miami Subs Corporation, Mr. Perlyn was a member of Miami Subs' board of directors. In July 1998, Mr. Perlyn was appointed President and Chief Operating Officer of Miami Subs and continues to serve in that capacity. Prior to July 1998, Mr. Perlyn had been Miami Subs' Executive Vice President of Franchise Development since March 1992. From September 1990 to February 1992, Mr. Perlyn served as Miami Subs' Senior Vice President of Franchising and Development. Between August 1990 and December 1991, he was Senior Vice President of Franchising and Development for QSR, Inc., one of Miami Subs' predecessors and an affiliate. Mr. Perlyn also serves as a director of Arthur Treachers, Inc. and is an officer, director and a principal of DEMAC Restaurant Corp., a former franchisee of Miami Subs.

     A.F. PETROCELLI has been the Chairman of the Board and President of United Capital Corp., a company engaged in the ownership and management of real estate and the manufacture and sale of engineered products, for more than the last five years. Mr. Petrocelli is also a director of Prime Hospitality Corp., an owner and operator of hotel properties, since 1992 and Chairman, Chief Executive Officer and President since 1998. He is a director of Philips International Realty Corp., a real estate investment trust, since 1997 and a director of the Boyar Value Fund, Inc., a public mutual fund, since 1997.

DIRECTORS' COMPENSATION

     Directors who are not our employees receive an annual fee of $7,500 and a fee of $750 for each Board of Directors or committee meeting attended. In addition, members of committees of the Board of Directors also receive an annual fee of $1,000 for each committee on which they serve.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

     There were four meetings of the Board of Directors during the fiscal year ended March 25, 2001. Each director attended or participated in at least 75% of the meetings of the Board of Directors and the committees thereof on which he served.

     For the fiscal year ended March 25, 2001, there were four meetings of the Audit Committee and one meeting of the Compensation Committee. Our Audit Committee is involved in discussions with our independent auditors with respect to the scope and results of our year-end audit, our quarterly results of operations, our internal accounting controls and the professional services furnished by the independent auditors. See "Audit Committee Report." The Compensation Committee is responsible for establishing and monitoring compensation policies governing compensation of executives and key employees. The Compensation Committee is responsible for reviewing the performance and compensation levels for executive officers and making option grants to these individuals and other key employees under our option plans. See "Compensation Committee Report on Executive Compensation." During fiscal 2001, we had no standing nominating committee or any committee performing similar functions.

CERTAIN TRANSACTIONS


     We purchase our insurance from Harbor Group, Ltd., a company which is 50% owned by Howard M. Lorber, Chairman of the Board and Chief Executive Officer. During fiscal 2001, we paid Harbor Group $548,079.


   PROPOSAL 2 -- ADOPTION OF THE NATHAN'S FAMOUS, INC. 2001 STOCK OPTION PLAN

INTRODUCTION


     At the meeting, you will be asked to adopt the Nathan's Famous, Inc. 2001 Stock Option Plan. The board adopted the 2001 Plan on June 15, 2001, subject to stockholder approval.


     We believe that our long-term success depends upon our ability to attract and retain qualified officers, directors, employees and consultants and to motivate their best efforts on our behalf. Our officers, other employees, directors and consultants, as well as those of our subsidiaries or affiliates, are eligible to participate in the 2001 Plan. We believe that the 2001 Plan will be an important part of our compensation of officers, directors, employees and consultants, particularly since as of July 17, 2001, we only have 103,166 shares available for grant under all of our existing stock option plans.

     The 2001 Plan is set forth as Exhibit "A" to this proxy statement. The principal features of the 2001 Plan are summarized below, but the summary is qualified in its entirety by the full text of the 2001 Plan.

STOCK SUBJECT TO THE PLAN

     The stock to be offered under the 2001 Plan consists of shares of our common stock, whether authorized but unissued or reacquired. Up to 350,000 shares of common stock may be issuable upon the exercise of all stock options under the 2001 Plan. The number of shares issuable is subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, mergers, consolidations, reorganizations, recapitalizations, or other capital adjustments. Over the term of the 2001 Plan, no individual may be granted options to purchase more than an aggregate of 125,000 shares of common stock pursuant to the 2001 Plan.

ADMINISTRATION OF THE PLAN

     The 2001 Plan is to be administered by our Board of Directors or by a compensation committee or a stock option committee consisting of no fewer than two "non-employee directors," as defined in the Securities Exchange Act of 1934. We expect that our compensation committee will administer the 2001 Plan.

     Subject to the terms of the 2001 Plan, the board or the committee may determine and designate the individuals who are to be granted stock options under the 2001 Plan, the number of shares to be subject to options and the nature and terms of the options to be granted. The board or the committee also has authority to interpret the 2001 Plan and to prescribe, amend and rescind the rules and regulations relating to the 2001 Plan. Although the committee may amend or modify any outstanding stock option in any manner not inconsistent with the terms of the 2001 Plan, the committee does not have the right to reprice any outstanding options without the affirmative vote of a majority of the stockholders voting on the repricing proposal.

PARTICIPANTS

     Our officers, directors, employees and consultants, as well as those of our subsidiaries or affiliates, are eligible to participate in the 2001 Plan. As of the record date, we had six officers, four non-employee directors and ten additional employees who are eligible to participate in the 2001 Plan. The basis of such participation is expected to be determined by the Compensation Committee, in some cases in consultation with management.

EXERCISE PRICE, TERM, VESTING SCHEDULE

     The options to be granted under the 2001 Plan will be non-qualified stock options. The exercise price for the options will be not less than 85% nor more than 100% of the market value of our common stock on the date of grant of the stock option. The exercise price of outstanding options is subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, mergers, consolidations, reorganizations, recapitalizations, or other capital adjustments.

     Stock options granted under the 2001 Plan shall expire not later than ten years from the date of grant.

     Stock options granted under the 2001 Plan may become exercisable in one or more installments in the manner and at the time or times specified by the committee. Unless otherwise provided by the committee, and except in the manner described below upon the death or total disability of the optionee, a stock option may be exercised only in installments as follows: up to one-half of the subject shares on and after the first anniversary of the date of grant, and up to all of the subject shares on and after the second anniversary of the date of the grant of such option, but in no event later than the expiration of the term of the option.

     Upon the exercise of a stock option, optionees may pay the exercise price in cash, by certified or bank cashiers check or, at our option, in shares of common stock valued at its fair market value on the date of exercise, or a combination of cash and stock. Withholding and other employment taxes applicable to the exercise of an option shall be paid by the optionee at such time as the board or the committee determines that the optionee has recognized gross income under the Internal Revenue Code resulting from such exercise. These taxes may, at our option, be paid in shares of common stock.

     A stock option is exercisable during the optionee's lifetime only by him and cannot be exercised by him unless, at all times since the date of grant and at the time of exercise, he is employed by us, any parent corporation or any of our subsidiaries or affiliates, except that, upon termination of his employment (other than (1) by death, (2) by total disability followed by death in the circumstances provided below or (3) by total disability), he may exercise an option for a period of three months after his termination but only to the extent such option is exercisable on the date of such termination. In the discretion of the committee, options may be transferred to (1) members of the optionee's family, (2) a trust, (3) a family limited partnership or (4) an estate planning vehicle primarily for the optionee's family.

     Upon termination of all employment by total disability, the optionee may exercise such options at any time within one year after termination, but only to the extent such option is exercisable on the date of such termination.

     In the event of the death of an optionee (1) while our employee, or an employee of any parent corporation or any subsidiary or affiliate, (2) within three months after termination of all employment with us, any parent corporation or any subsidiary or affiliate (other than for total disability) or (3) within one year after termination on account of total disability of all employment with us, any parent corporation or any subsidiary or affiliate, the optionee's estate or any person who acquires the right to exercise such option by bequest or inheritance or by reason of the death of the optionee may exercise the optionee's option at any time within the period of two years from the date of death. In the case of clauses (1) and (3) above, the option shall be exercisable in full for all the remaining shares covered by it, but in the case of clause
(2) the option shall be exercisable only to the extent it was exercisable on the date of such termination of employment.

CHANGE IN CONTROL

     In the event of a "change in control," at the discretion of the board or committee (a) all options outstanding on the date of the change in control shall become immediately and fully exercisable, and (b) an optionee will be permitted to surrender for cancellation any option or portion of an option which was granted more than six (6) months prior to the date of such surrender, to the extent not yet exercised, and to receive a cash payment in an amount equal to the excess, if any, of the fair market value (on the date of surrender) of the shares of common stock subject to the option or portion thereof surrendered, over the aggregate purchase price for such shares.

     For the purposes of the 2001 Plan, a change in control is defined as

     - a change in control as such term is presently defined in Regulation 240.12b-(f) under the Securities Exchange Act of 1934; or


     - if any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act) other than Nathan's or any "person" who on the date of the adoption of the 2001 Plan is a director or officer of Nathan's, becomes the "beneficial owner" (as defined in Rule 13(d)-3 under the Exchange
       Act) directly or indirectly, of securities representing fifteen percent (15%) or more of the voting power of Nathan's then outstanding securities; or


     - if during any period of two (2) consecutive years during the term of the 2001 Plan, individuals who at the beginning of such period constitute the Board of Directors, cease for any reason to constitute at least a majority of the board.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of the principal federal income tax consequences under current federal income tax laws relating to the options granted under the 2001 Plan. This summary is not intended to be exhaustive. Among other things, it does not describe state, local or foreign income tax consequences.

     We understand that under present federal income tax laws, the grant of stock options creates no tax consequences for an optionee or for us. Upon exercising a non-qualified stock option, the optionee must generally recognize ordinary income equal to the "spread" between the exercise price and the fair market value of the common stock on the date of exercise. The fair market value of the shares on the date of exercise will constitute the tax basis for the shares for computing gain or loss on their subsequent sale.

     Compensation that is subject to a substantial risk of forfeiture generally is not included in income until the risk of forfeiture lapses. Under current law, optionees who are either directors, officers or more than 10% stockholders are subject to the "short-swing" insider trading restrictions of Section 16(b) of the Exchange Act of 1934. The Section 16(b) restriction is considered a substantial risk of forfeiture for tax purposes. Consequently, the time of recognition of compensation income and its amount will be determined when the restriction ceases to apply. The Section 16(b) restriction lapses six months after the date of exercise.

     Nevertheless, an optionee who is subject to the Section 16(b) restriction is entitled to elect to recognize income on the date of exercise of the option. The election must be made within 30 days of the date of exercise.

If the election is made, the results are the same as if the optionee were not subject to the Section 16(b) restriction.

     If permitted by our Board of Directors and if the optionee pays the exercise price of an option in whole or in part with previously-owned shares of common stock, the optionee's tax basis and holding period for the newly-acquired shares is determined as follows: As to a number of newly-acquired shares equal to the number of previously-owned shares used by the optionee to pay the exercise price, the optionee's tax basis and holding period for the previously-owned shares will carry over to the newly-acquired shares on a share-for-share basis, thereby deferring any gain inherent in the previously-owned shares. As to each remaining newly acquired share, the optionee's tax basis will equal the fair market value of the share on the date of exercise and the optionee's holding period will begin on the day after the exercise date. The optionee's compensation income and our deduction will not be affected by whether the exercise price is paid in cash or in shares of common stock.


     We will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount as an optionee is required to recognize ordinary compensation income. We will be required to comply with applicable federal income tax withholding and information reporting requirements with respect to the amount of ordinary compensation income recognized by the optionee. If our Board of Directors permits shares of common stock to be used to satisfy tax withholding, such shares will be valued at their fair market value on the date of exercise. In addition, we may not be able to deduct compensation to certain employees to the extent compensation exceeds $1 million per taxable year. Covered employees include the chief executive officer and the four other highest compensated officers for that tax year. In combination with other types of compensation received by these employees, it is possible that their option-related compensation could exceed this limit in a particular year. However, certain performance-based compensation, including stock options, are exempt provided that, among other things, the stock options are granted by a compensation committee of the Board of Directors which is comprised solely of two or more outside directors and the plan under which the options are granted is approved by shareholders. The 2001 Plan is designed to preserve our ability to deduct in full the compensation recognized by our executive officers in connection with options granted thereunder. To permit compensation attributable to options granted under the 2001 Plan to qualify as performance-based compensation, the 2001 Plan limits the number of shares for which options may be granted to any employee, including our executive officers, to a maximum of 125,000. This grant limit is subject to appropriate adjustment in the event of certain changes in our capital structure.


     When a sale of the acquired shares occurs, an optionee will recognize capital gain or loss equal to the difference between the sales proceeds and the tax basis of the shares. Such gain or loss will be treated as capital gain or loss if the shares are capital assets. The capital gain or loss will receive long-term capital gain or loss treatment if the shares have been held for more than 12 months. There will be no tax consequences to us in connection with a sale of shares acquired under an option.

RECOMMENDATION OF THE BOARD

     Our Board of Directors believes that it is in our best long-term interests to have available for issuance under a stock option plan a sufficient number of shares to attract, retain and motivate our highly qualified officers, employees and consultants by tying their interests to our stockholders' interests. Accordingly, subject to the approval of our stockholders, our board has adopted the 2001 Plan under which options to acquire 350,000 shares may be granted.

     The affirmative vote of a majority of the votes cast on this proposal in person or by proxy at the special meeting is required for approval of the 2001 Plan.

     OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE ADOPTION OF THE 2001 PLAN.

                               SECURITY OWNERSHIP

     The following table sets forth as of July 17, 2001, certain information with regard to ownership of our common stock by (i) each beneficial owner of 5% or more of our common stock, based solely on filings made with the Securities and Exchange Commission; (ii) each director and executive officer named in the "Summary Compensation Table" below; and (iii) all of our executive officers and directors as a group:


                                                                 COMMON STOCK       PERCENT
NAME AND ADDRESS(1)                                           BENEFICIALLY OWNED    OF CLASS
-------------------                                           ------------------    --------
Steel Partners II L.P. .....................................      1,059,637           14.9
Quest Equities Corp. .......................................        360,000            5.1
Dimensional Fund Advisors Inc. .............................        402,300            5.7
Kenneth S. Hackel...........................................        792,800           11.2
Howard M. Lorber(2).........................................        938,079           12.2
Wayne Norbitz(3)............................................        219,333            3.0
Robert J. Eide(4)...........................................        126,986            1.8
Barry Leistner(5)...........................................         60,833           *
A. F. Petrocelli(5).........................................        109,333            1.5
Donald Perlyn(6)............................................        192,558            2.7
Brian S. Genson.............................................          3,134           *
Ronald G. DeVos(7)..........................................         44,167           *
Donald P. Schedler(8).......................................         25,333           *
Directors and officers as a group (9 persons)(9)............      1,689,758           20.4


---------------
 *  Less than 1%

(1) The addresses of the individuals and entities in this table are: Steel Partners II, L.P. 150 East 52nd Street, 21st Floor, New York, New York 10022; Quest Equities Corp., 8 Old Canal Crossing, Farmington, Connecticut 06032; Dimensional Fund Advisors Inc., 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401; Kenneth S. Hackel, P.O. Box 726, Alpine, New Jersey 07620; Robert J. Eide and Howard M. Lorber, 70 East Sunrise Highway, Valley Stream, New York 11581; Barry Leistner, 223 West 19th Street, New York, New York 10011; Brian S. Genson, 100 Crystal Court, Hewlett, NY 11557; Donald Perlyn, 6300 N.W. 31st Avenue, Fort Lauderdale, FL 33309; A. F. Petrocelli, 9 Park Place, Suite 401, Great Neck, New York 11021; and Wayne Norbitz, Ronald G. DeVos and Donald Schedler, 1400 Old Country Road, Suite 400, Westbury, New York 11590.

(2) Includes options exercisable within 60 days to purchase an aggregate of 296,667 shares and warrants exercisable within 60 days to purchase 300,000 shares. Also includes 75,000 shares owned by the Howard M. Lorber Irrevocable Trust, as to which Mr. Lorber disclaims beneficial ownership.

(3) Includes options exercisable within 60 days to purchase 179,333 shares.

(4) Includes options exercisable within 60 days to purchase 60,833 shares and 75,000 shares owned by the Howard M. Lorber Irrevocable Trust, for which Mr. Eide is trustee.

(5) Includes options exercisable within 60 days to purchase 60,833 shares.

(6) Consists of options exercisable within 60 days to purchase 192,558 shares.

(7) Consists of options exercisable within 60 days to purchase 44,167 shares.

(8) Includes options exercisable within 60 days to purchase 23,333 shares.

(9) Includes 451,199 shares beneficially owned by Messrs. Eide, Genson, Lorber, Perlyn, Petrocelli, Leistner, Norbitz, DeVos and Schedler, after elimination of shares as to which beneficial ownership is shared by more than one member of this group (see notes 2 and 4, above), 938,559 shares subject to stock options exercisable within 60 days and 300,000 shares subject to warrants exercisable within 60 days by Mr. Lorber.

                                   MANAGEMENT

OFFICERS OF THE COMPANY

     Our executive officers are:

             NAME                AGE                   POSITION WITH THE COMPANY
             ----                ---                   -------------------------
Howard M. Lorber...............   52  Chairman of the Board and Chief Executive Officer
Wayne Norbitz..................   53  President and Chief Operating Officer
Donald L. Perlyn...............   58  Executive Vice President
Carl Paley.....................   64  Senior Vice President -- Franchise and Real Estate
                                      Development
Ronald G. DeVos................   46  Vice President -- Finance, Chief Financial Officer and
                                      Secretary
Donald P. Schedler.............   48  Vice President -- Architecture and Construction

     CARL PALEY joined us as Director of Franchise Development in May 1989 and was promoted to Vice President -- Franchise Development in September 1989 and Senior Vice President in April 1993. From November 1985 to May 1989 he provided consulting services to franchise companies through Carl Paley Enterprises. Mr. Paley served as Vice President of Franchising of The Haagen-Dazs Shoppe Co., Inc. from June 1978 to November 1985. Prior to November 1985, Mr. Paley was a Vice President of Carvel Corporation and was responsible for marketing, public relations, advertising, promotions and training.

     RONALD G. DEVOS joined us as Vice President -- Finance and Chief Financial Officer in January 1995 and became Secretary in April 1995. Prior to January 1995, he was Controller of a large Wendy's franchisee, from June 1993 to December 1994. Mr. DeVos was Vice President -- Controller of Paragon Steakhouse Restaurants, Inc., a wholly owned subsidiary of Kyotaru Company Ltd., from May 1989 to October 1992, and Controller of Paragon Restaurant Group, Inc. and its predecessors, from October 1984 to May 1989. Mr. DeVos holds an M.B.A. from St. John's University and a B.A. from Queens College.

     DONALD P. SCHEDLER joined us in March 1989 as Director of Architecture and Construction, was made Vice President -- Architecture and Construction in February 1991 and was made Vice President -- Development, Architecture and Construction in January 2000. Prior to March 1989, he was a Director of Construction for The Riese Organization, restauranteurs, from January 1988 to February 1989 and an Associate and Project Architect with Frank Guillot Architects, Ltd. from June 1985 to January 1988. Mr. Schedler is a registered architect in the states of Vermont and New York, and holds a B.A. degree in economics from Susquehanna University and a M.A. degree in architecture from Syracuse University.

     For the biographies of Messrs. Lorber, Norbitz and Perlyn, please see "Proposal 1 -- Election of Directors -- Director Biographies."

EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid by to our Chief Executive Officer and each of the four other highest paid executive officers for the three fiscal years ended March 25, 2001, March 26, 2000 and March 28, 1999:

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM COMPENSATION
                                             ANNUAL COMPENSATION            ----------------------------
                                    -------------------------------------   RESTRICTED     SECURITIES
        NAME AND          FISCAL                           OTHER ANNUAL       STOCK        UNDERLYING         ALL OTHER
   PRINCIPAL POSITION      YEAR      SALARY     BONUS     COMPENSATION(1)   AWARDS($)    OPTIONS/SARS(#)   COMPENSATION(2)
   ------------------     ------    --------   --------   ---------------   ----------   ---------------   ---------------
Howard M. Lorber........   2001     $      1   $250,000       $12,000(3)       --                 --           $   725
  Chairman of the Board    2000            1    250,000        12,000(3)       --            250,000               630
  and Chief Executive      1999            1    121,586        12,000(3)       --             40,000               599
  Officer
Wayne Norbitz...........   2001     $275,000   $ 60,000       $58,173(4)       --                 --           $12,839
  President and            2000      260,096     60,000            --          --            100,000            12,133
  Chief Operating          1999      250,000     60,289            --          --             30,000            11,787
  Officer
Donald Perlyn...........   2001     $200,000   $ 20,000            --          --                 --           $ 5,855
  Executive Vice
    President              2000(5)   100,000     20,000            --          --                 --                --
                           1999(5)        --         --            --          --                 --                --
Ronald G. DeVos.........   2001     $155,000   $ 25,000            --          --                 --           $ 2,189
  Vice President --        2000      155,000     35,000            --          --             50,000             1,768
  Finance and Chief        1999      140,000     33,762            --          --             12,500             1,691
  Financial Officer
Donald P. Schedler......   2001     $140,000   $ 15,000            --          --                 --           $ 1,834
  Vice President --        2000      124,615     10,000            --          --             10,000             1,582
  Architecture and         1999      120,000     10,000            --          --              5,000             1,536
  Development

---------------
(1) Except where otherwise indicated, no other annual compensation is shown because the amounts of perquisites and other non-cash benefits provided by us do not exceed the lesser of $50,000 or 10% of the total annual base salary and bonus disclosed in this table for the respective officer.

(2) The amounts disclosed in this column include our contributions on behalf of the named executive officer to the Nathans' 401(k) retirement plan and premiums for life and/or disability insurance, respectively, for fiscal 2001, for Mr. Lorber in the sums of $0 and $725, for Mr. Norbitz in the sums of $1,643 and $11,196, for Mr. Perlyn in the sum of $0 and $5,855, for Mr. DeVos in the sum of $1,464 and $725, and for Mr. Schedler in the sums of $1,147 and $687.

(3) Represents automobile allowance.

(4) Represents accrued vacation pay.

(5) Mr. Perlyn was employed by Nathan's for one-half of fiscal 2000 and was not employed by Nathan's or any affiliate prior to fiscal 2000.

EMPLOYMENT CONTRACTS

     We entered into a new employment agreement with Howard M. Lorber, our Chairman and Chief Executive Officer, effective as of January 1, 2000. The agreement expires December 31, 2004. Pursuant to the agreement, Mr. Lorber receives a base salary of $1 and an annual bonus equal to 5 percent of our consolidated pre-tax earnings for each fiscal year, with a minimum bonus of $250,000. The agreement further provides for a three-year consulting period after the termination of employment during which Mr. Lorber will receive consulting payments in an annual amount equal to two-thirds of the average of the annual bonuses awarded to him during the three fiscal years preceding the fiscal year of termination of his employment. The employment agreement also provides for life insurance and for the continuation of certain benefits following death or disability. In connection with the agreement, we issued to Mr. Lorber 25,000 shares of common stock.

     In the event that Mr. Lorber's officer's employment is terminated without cause, he is entitled to receive his salary and bonus for the remainder of the contract term. The employment agreement further provides that in the event there is a change in the control, as defined in the agreement, Mr. Lorber has the option, exercisable within one year after such event, to terminate his employment agreement. Upon such termination, he has the right to receive a lump sum cash payment equal to the greater of (A) his salary and annual bonuses for the remainder of the employment term (including a prorated bonus for any partial fiscal year), which bonus shall be equal to the average of the annual bonuses awarded to him during the three fiscal years preceding the fiscal year of termination; or (B) 2.99 times his salary and annual bonus for the fiscal year immediately preceding the fiscal year of termination, as well as a lump sum cash payment equal to the difference between the exercise price of any exercisable options having an exercise price of less than the then current market price of our common stock and such then current market price. In addition, we will provide Mr. Lorber with a tax gross-up payment to cover any excise tax due.

     In December 1992, we entered into an employment agreement with Wayne Norbitz, for a term expiring on December 31, 1996, providing for an annual base salary of $275,000, as amended, and various benefits, including participation in our executive bonus program. The agreement also provides, among other things, that, if Mr. Norbitz is terminated without cause, we will pay Mr. Norbitz an amount equal to his then annual salary and benefits for a six-month period following the delivery of the termination notice plus a severance benefit of one year's annual compensation. The agreement, as amended, provides that Mr. Norbitz shall have the right, exercisable for a six-month period, to terminate the agreement and receive an amount equal to three times his compensation during the most recent fiscal year, less $100, in the event of a change in control of the company. The employment agreement was extended through December 31, 1997, on the original terms and automatically renews for successive one year periods unless 180 days prior written notice is delivered to Mr. Norbitz. No non-extension notice has been delivered to date.

     On September 30, 1999, Miami Subs entered into an employment agreement with Donald L. Perlyn, pursuant to the merger agreement, for a term expiring on September 30, 2002, providing for an annual base compensation of $200,000 and certain other benefits, including participation in our executive bonus program. We guaranteed the obligations of Miami Subs under the agreement. The term of the agreement automatically extends for successive one year periods unless 180 days prior written notice is delivered by one party to the other. In the event that notice of non-renewal is delivered, Mr. Perlyn is entitled to be paid an amount equal to his base salary as then in effect. The agreement also provides, among other things, that if Mr. Perlyn is terminated without cause, we will pay Mr. Perlyn an amount equal to three time his base salary as in effect at the time of his termination. The agreement provides that Mr. Perlyn shall have the right, exercisable for a thirty-day period, to terminate the agreement and receive an amount equal to three times his base salary, together with a pro rata portion of his bonus, for the most recent fiscal year, in the event of a change in control of Miami Subs.

     In January 2000, we entered into an employment agreement with Ronald DeVos, for a term expiring on January 31, 2002, providing for an annual base salary of $155,000. The agreement provides that in the event there is a change in control Mr. DeVos shall receive a lump sum payment equal to three times his salary at the then current annual rate, plus a pro rata portion of any bonus accrued through the date of the change in control.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     No stock options granted to the officers named in the Summary Compensation Table during the fiscal year ended March 25, 2001.

STOCK OPTION AND OTHER PLANS

  1992 Stock Option Plan.

     In December 1992, in order to attract and retain persons necessary for our success, we adopted the 1992 Stock Option Plan, as amended, covering up to 525,000 shares of common stock, under which our officers, directors and key employees are eligible to receive incentive and/or non-qualified stock options. The 1992 plan, which expires on December 2, 2002, provides that it will be administered by the Board of Directors or a committee designated by the Board of Directors which consists of "non-employee directors" as defined in the Securities Exchange Act of 1934. The Compensation Committee currently administers the 1992 plan. The selection of participants, allotments of shares, determination of price and other conditions relating to options are determined by the Board of Directors, or a committee thereof, in the Board's sole discretion. Incentive stock options granted under the 1992 plan are exercisable for a period of up to ten years from the date of grant at an exercise price which is not less than the fair market value of the common stock on the date of the grant, except that the term of an incentive stock option granted under the 1992 plan to a stockholder owning more than 10% of the outstanding common stock may not exceed five years and its exercise price may not be less than 110% of the fair market value of the common stock on the date of grant. At March 25, 2001, options for the following shares, exercisable for a ten-year period, had been granted and were outstanding under the 1992 plan:



     72,834 shares exercisable at $7.00 per share as follows: 23,334 shares to Howard M. Lorber; 25,000 shares to Wayne Norbitz;
             6,000 shares to Carl Paley; 6,000 shares to Donald Schedler and 12,500 shares in the aggregate to eight other employees.
     25,000  shares exercisable at $6.00 per share to Wayne Norbitz.
     34,000 shares exercisable at $8.00 per share as follows: 26,000 shares to Wayne Norbitz; 4,000 shares to Carl Paley; and 4,000 shares to Donald Schedler.
     25,000  shares exercisable at $6.60 per share to Howard M. Lorber.
     25,000  shares exercisable at $9.25 per share to Wayne Norbitz.
    100,000  shares exercisable at $4.375 per share to Howard M. Lorber.
     10,000  shares exercisable at $4.81 per share to Ronald DeVos.
     55,000 shares exercisable at $4.00 per share as follows: 25,000 shares to Howard M. Lorber, 15,000 shares to Wayne Norbitz, and 5,000 shares to each of Carl Paley, Donald P. Schedler and Ronald DeVos.
     Each of the above options is now fully exercisable.
    105,000 shares exercisable at $3.9375 per share as follows 40,000 shares to Howard M. Lorber, 30,000 shares to Wayne Norbitz,
             12,500 shares to Ronald DeVos, 5,000 shares to Carl Paley
             5,000 shares to Donald Schedler and 12,500 shares in the aggregate to five other employees.


     Each of the above options is now fully exercisable.

     Through March 25, 2001, 25,833 options were cancelled under the 1992 plan. Through March 25, 2001, 2,000 options granted under the 1992 plan have been exercised, 176,166 options have been cancelled and no options have lapsed since the inception of the 1992 plan.

  Outside Director Plan.

     We adopted the Nathan's Outside Director Stock Option Plan as of June 1, 1994 which covers up to 200,000 shares of common stock. The primary purposes of the director plan are to attract and retain well-qualified persons for service as directors of Nathan's and to provide our outside directors with the opportunity to increase their proprietary interest in Nathan's, and thereby to increase their personal interest in our success and further align their interests with the interests of our stockholders through the grant of options to purchase shares of common stock. Options to purchase up to 200,000 shares of common stock have been issued and are outstanding under the director plan. Since the director plan is a formula plan which provided for grants only through June 1996, no additional shares are available for grant under the director plan.

     Under the director plan, each non-employee director then serving received:

     - on September 8, 1994, the date on which the director plan was approved by stockholders, options to purchase 25,000 shares of common stock at a price of $6.25 per share, which was the average of the mean between the last reported "bid" and "asked" prices of shares of common stock on the five trading days preceding June 1, 1994;

     - on June 1, 1995 options to purchase 12,500 shares of common stock at a price of $4.50 per share, which was the average of the mean between the last reported "bid" and "asked" prices of shares of common stock on the five trading days preceding June 1, 1995; and

     - on June 1, 1996 options to purchase 12,500 shares of common stock at a price of $3.40 per share, which was the average of the mean between the last reported "bid" and "asked" prices if the common stock on the five trading days immediately preceding June 1, 1996.

     Options awarded to each non-employee director vest over a period of two years, subject to forfeiture under conditions specified in the option agreements, and are exercisable by the non-employee director upon vesting. Accordingly, all of the options currently outstanding under the director plan are now fully vested.

     The Board of Directors has the responsibility and authority to administer and interpret the provisions of the director plan. The Board shall appropriately adjust the number of shares for which awards may be granted under the director plan in the event of reorganization, recapitalization, stock split, reverse stock split, stock dividend, exchange or combination of shares, merger, consolidation, rights offering, or any change in capitalization. The Board of Directors may at any time amend, rescind or terminate the director plan, as it shall deem advisable; provided, however that:

          1. no change may be made in awards previously granted under the director plan which would impair participants' rights without their consent; and

          2. no amendment to the director plan shall be made without approval of Nathan's stockholders if the effect of the amendment would be to:

             A. increase the number of shares reserved for issuance under the director plan;

             B. change the requirements for eligibility under the director plan; or

             C. materially modify the method of determining the number of options awarded under the director plan.

     Through March 25, 2001, 50,000 options have been cancelled and no options have lapsed since the inception of the director plan.

  1998 Stock Option Plan

     In April 1998, our Board of Directors adopted the Nathan's Famous, Inc. 1998 Stock Option Plan, under which any of our directors, officers, employees or consultants, or those of a subsidiary or an affiliate, may be granted options to purchase an aggregate 500,000 shares of common stock. The 1998 option plan is to be administered by the Board of Directors of Nathan's; provided, however, that the Board may, in the exercise of its discretion, designate from among its members a compensation committee or a stock option committee consisting of no fewer than two "non-employee directors", as defined in the Securities Exchange Act of 1934. The Compensation Committee currently administers the 1998 option plan. Subject to the terms of the 1998 option plan, the Compensation Committee may determine and designate those directors, officers, employees and consultants who are to be granted stock options under the 1998 option plan and the number of shares to be subject to options and the term of the options to be granted, which term may not exceed ten years. The Board of Directors or the committee shall also, subject to the express provisions of the 1998 option plan, have authority to interpret the 1998 option plan and to prescribe, amend and rescind the rules and regulations relating to the 1998 option plan. Only non-qualified stock options may be granted under the terms of the 1998 option plan. The exercise price for the options granted under the 1998 option plan will be not less than the fair market value on the date of grant. The option price, as well as the number of shares subject to the option, shall be appropriately adjusted by the committee in the event of stock splits, stock dividends, recapitalizations, and other specified events involving a change in Nathan's capital.

     Under the 1998 option plan, options to purchase 465,000 shares of common stock were issued to the officers and outside directors on October 29, 1999 at a price of $3.3438 per share, which was the closing price of our common stock on October 28, 1999.

     On March 25, 2001, there were options outstanding to purchase an aggregate 487,500 shares of common stock with a weighted average exercise price of $3.3712, each of which has a term of ten years from its grant date.

     Through March 25, 2001, 7,500 options were cancelled under the 1998 option plan and no options have lapsed since the inception of the 1998 option plan.

  401(k) Savings Plan

     We sponsor a retirement plan intended to be qualified under Section 401(k) of the Internal Revenue Code of 1986. All non-union employees over age 21 who have been employed by us for at least one year are eligible to participate in the plan. Employees may contribute to the plan on a tax deferred basis up to 15% of their total annual salary, but in no event more than the maximum permitted by the Internal Revenue Code ($10,500 in calendar 2001). Company contributions are discretionary. For the plan year ended December 31, 2000, we elected to make matching contributions at the rate of $.25 per dollar contributed by each employee vesting at the cumulative rate of 20% per year of service starting one year after commencement of service and, accordingly, after six years of an employee's service with us, matching contributions are fully vested. As of March 25, 2001, approximately 59 employees had elected to participate in the plan. For the fiscal year ended March 25, 2001, we contributed approximately $25,000 to the 401(k) plan, of which $1,643 was a matching contribution for Mr. Norbitz, $1,464 was a matching contribution for Mr. DeVos and $1,147 was a matching contribution for Mr. Schedler.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     During fiscal 2001, our Compensation Committee consisted of Messrs. Eide, Leistner and Genson. None of the Compensation Committee members are employees of the Company or any of its subsidiaries.

     Filings made by companies with the Securities and Exchange Commission sometimes "incorporate information by reference." This means the company is referring you to information that has been previously filed with the SEC and that this information should be considered as part of the filing you are reading. The Compensation Committee Report, Stock Performance Graph and Audit Committee Report in this proxy statement are not incorporated by reference into any other filings with the SEC.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

POLICY

     Nathan's cash compensation package for its executive officers consists of two components: (1) base salary; and (2) annual performance-based bonuses. Nathan's also provides stock option grants to its executive officers as a means to promote ownership in the company.

     Nathan's Compensation Committee is composed of directors who are not employees of Nathan's. The Compensation Committee is responsible for the approval and administration of the base salary level and annual bonus compensation programs, as well as the grant of stock options to executive officers and other key employees. In determining executive compensation levels, the Compensation Committee considers salary and bonus levels which will attract and retain qualified executives when considered with the other components of Nathan's compensation structure, specific annual performance criteria and rewarding executive officers for continuous improvement in their respective areas which contribute to continual increases in shareholder value.

     Nathan's philosophy for granting stock options is based on the principles of encouraging executive officers to remain with Nathan's and to encourage ownership in Nathan's. This provides executive officers with a long-term interest in Nathan's overall performance and gives them an incentive to manage with a view toward maximizing long-term shareholder value.

     Nathan's used the services of GK Partners, a compensation consulting firm, in establishing the compensation of Howard M. Lorber, the Chairman of the Board.

BASE SALARY

     The base compensation of each of Messrs. Lorber and Norbitz is established by contract. Messrs. Lorber and Norbitz annually assess the performance of all other executive officers and may recommend salary increases. Mr. Lorber may recommend increases for Mr. Norbitz. Any recommendations regarding officer compensation are subject to the terms of any existing employment agreements. Any salary increases are reviewed and subject to approval by the Compensation Committee.

     In determining executive officer salaries, the Compensation Committee reviews recommendations from Messrs. Lorber and Norbitz, which include performance evaluations and Nathan's financial condition.


     For more information regarding the compensation and employment arrangements of Messrs. Lorber and Norbitz and other executive officers, see
"Management -- Employment Contracts".


ANNUAL BONUSES

     Executive officers and other key employees are eligible to earn annual bonuses.

     Management establishes performance goals for Nathan's growth and profitability. Based on these goals, management makes recommendations to the Compensation Committee as to the level of attainment of financial performance objectives necessary for awards to be made under the executive bonus program.

     Annual performance goals are also established for each executive officer. The nature of these goals differs depending upon each officer's job responsibilities. Goals are both quantitative in nature, such as sales and revenue goals and cost containment; and qualitative in nature, such as the development and retention of key personnel, assessment and development of quality products and services, and management effectiveness. The levels of target and maximum awards for participants upon achievement of company and individual goals is also established.

     At the end of each year, the extent to which the profit plan goals are actually attained is measured. If all goals are completely met, the executive officer receives a target bonus amount. To the extent goals are partially met, then only a portion of the target bonus is paid out. Although specific relative weights are not assigned to each performance factor, a greater emphasis is placed on increasing earnings before tax.

STOCK OPTION GRANTS


     Options to purchase common stock may be granted annually to executive officers and key employees under Nathan's various stock option plans. Grants are made at an option price of 100% of the market value on the date of grant. Nathan's philosophy in granting stock options is to increase executive officer ownership in Nathan's. Executive officers are incentivized to manage with a view toward maximizing long-term shareholder value. In determining the total number of options to be granted annually to all recipients, including executive officers, the Compensation Committee considers the number of options already held by the executive officer, dilution, number of shares of common stock outstanding and the performance of Nathan's during the immediately preceding year. During fiscal 2001, no options were granted to executive officers.


COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Under the employment agreement between Nathan's and Howard Lorber, Chairman of the Board and Chief Executive Officer, Mr. Lorber receives a base salary of $1 and an incentive bonus equal to five percent (5%) of the company's consolidated pre-tax earnings, but no less than $250,000. In this way, Mr. Lorber's cash compensation is tied to Nathan's profitability. In light of this employment agreement, the Compensation Committee was not required to make any decision regarding Mr. Lorber's cash compensation.

                                          The Compensation Committee:


                                          ROBERT EIDE, CHAIRMAN

                                          BARRY LEISTNER
                                          BRIAN S. GENSON

                             AUDIT COMMITTEE REPORT

     As required by its written charter, which sets forth its responsibilities and duties, the Audit Committee reviewed and discussed the audited financial statements with Nathan's management and discussed with Arthur Andersen, Nathan's independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

     The Audit Committee has received from Arthur Andersen the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee has discussed with Arthur Andersen that firm's independence. Based upon these discussions with management and the independent accountants, the Audit Committee recommended to Nathan's that the audited consolidated financial statements for Nathan's be included in Nathan's Annual Report on Form 10-K for the fiscal year ended March 25, 2001 for filing with the Securities and Exchange Commission.

     The Audit Committee has also reviewed and discussed the fees paid to Arthur Andersen during the last fiscal year for audit and non-audit services, which are set forth below under "Audit Fees," and has determined that the provision of the non-audit services are compatible with the firm's independence.

                                          The Audit Committee:


                                          ROBERT EIDE, CHAIRMAN

                                          BARRY LEISTNER
                                          BRIAN S. GENSON

INDEPENDENCE OF AUDIT COMMITTEE

     In fiscal 2001, our Audit Committee consisted of Robert J. Eide (Chairman), Barry Leistner and Brian S. Genson. Each of the persons who served on the Committee during fiscal 2001 is independent, as defined by Rule 4200(a)(15) of the NASD listing standards.

                                   AUDIT FEES

GENERAL

     During fiscal 2001, we paid Arthur Andersen fees in the aggregate amount of approximately $177,000. Of this amount, approximately $120,000 were fees for the fiscal 2001 audit and other audit services.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     Arthur Andersen did not render any services related to financial information systems design and implementation during fiscal 2001.

ALL OTHER FEES

     Arthur Andersen rendered other services consisting primarily of tax consulting and audits of other entities within the consolidated group for statutory filing purposes. Aggregate fees billed for all other services rendered by Arthur Andersen for fiscal 2001 were $57,000.

                            STOCK PERFORMANCE CHART

     The following graph illustrates a comparison of cumulative shareholder return among Nathan's, Standard and Poors' 500 companies and Standard and Poors' restaurant companies for the period since our public offering (February 1993) to our fiscal year end on March 25, 2001:

                                                  NATHAN'S FAMOUS, INC.             S & P 500               S & P RESTAURANTS
                                                  ---------------------             ---------               -----------------
3/96                                                        100                         100                         100
3/97                                                      98.36                      119.82                       97.24
3/98                                                      95.08                      177.34                      121.74
3/99                                                       95.9                      210.07                      191.34
3/00                                                     103.29                      247.77                      148.23
3/01                                                       91.8                      194.06                      122.66

---------------
* $100 Invested on February 26, 1993 in stock or on January 31, 1993 in Index, including reinvestment of dividends. Fiscal year ending March 25, 2001.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities to file report of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NASD. These officers, directors and greater than ten percent beneficial owners are required by SEC regulation to furnish us with copies of all Forms 3, 4 and 5 they file with the SEC and NASD.

     Based solely on our review of the copies of the forms we have received, we believe that all our executive officers, directors and greater than ten percent of beneficial owners complied on a timely basis with all filing requirements applicable to them with respect to transactions during fiscal year 2001.

                              INDEPENDENT AUDITORS

     Arthur Andersen LLP acted as the Company's independent auditors for the fiscal year ended March 25, 2001. A representative of Arthur Andersen LLP plans to be present at the annual meeting with the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions.

                              FINANCIAL STATEMENTS

     A copy of our Annual Report of Stockholders for the fiscal year ended March 25, 2001 has been provided to all stockholders as of July 17, 2001. Stockholders are referred to the report for financial and other information about us, but such report is not incorporated in this proxy statement and is not a part of the proxy soliciting material.

                           MISCELLANEOUS INFORMATION

MATTER TO BE CONSIDERED AT THE MEETING

     The Board of Directors does not intend to present to the meeting any matters not referred to in the form of proxy. If any proposal not set forth in this Proxy Statement should be presented for action at the meeting, and is a matter which should come before the meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.

COST OF SOLICITATION

     The cost of soliciting proxies in the accompanying form, which we estimate to be $25,000, will be paid by us. In addition to solicitations by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to their principals, and we may reimburse them for their expenses in so doing. To the extent necessary in order to assure sufficient representation, our officers and regular employees may request the return of proxies personally, by telephone or telegram. The extent to which this will be necessary depends entirely upon how promptly proxies are received, and stockholders are urged to send in their proxies without delay.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

     Proposals of stockholders intended to be presented at the 2002 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8 must be received at our principal office not later than March 26, 2002 to be included in the proxy statement for that meeting.

     In addition, our by-laws require that we be given advance notice of stockholder nominations for election to the Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders. The required notice must be delivered to the Secretary of the company at our principal offices not less than 60 days and not more than 90 days prior to the first anniversary date for the initial written notice delivered to stockholders for the previous year's annual meeting of stockholders. These requirements are separate from and in addition to the SEC requirements that a stockholder must meet in order to have a stockholder proposal included in our proxy statement.


     Pursuant to our by-laws, if notice of any stockholder proposal is received after May 25, 2002, then the notice will be considered untimely and we are not required to present such proposal at the 2002 Annual Meeting. If the Board of Directors chooses to present a proposal submitted after May 25, 2002 at the 2002 Annual Meeting, then the persons named in proxies solicited by the Board of Directors for the 2002 Annual Meeting may exercise discretionary voting power with respect to such proposal.

     WE WILL PROVIDE WITHOUT CHARGE TO ANY STOCKHOLDER AS OF THE RECORD DATE, COPIES OF THE OUR ANNUAL REPORT ON FORM 10-K, UPON WRITTEN REQUEST DELIVERED TO RONALD G. DEVOS, SECRETARY, AT THE COMPANY'S OFFICES AT 1400 OLD COUNTRY ROAD, SUITE 400, WESTBURY, NEW YORK 11590.

                                          By Order of the Board of Directors,
                                          RONALD G. DEVOS
                                          Secretary


Dated: July 23, 2001

       Westbury, New York

                                                                       EXHIBIT A

                             NATHAN'S FAMOUS, INC.

                             2001 STOCK OPTION PLAN

SECTION 1.  GENERAL PROVISIONS

1.1 NAME AND GENERAL PURPOSE

     The name of this plan is the Nathan's Famous, Inc. 2001 Stock Option Plan (hereinafter called the "Plan"). The Plan is intended to be a broadly-based incentive plan which enables Nathan's Famous, Inc. (the "Company") and its subsidiaries and affiliates to foster and promote the interests of the Company by attracting and retaining officers, directors and employees of, and consultants to, the Company who contribute to the Company's success by their ability, ingenuity and industry, to enable such officers, directors, employees and consultants to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company and to provide incentive compensation opportunities competitive with those of competing corporations.

1.2 DEFINITIONS

          a. "Affiliate" means any person or entity controlled by or under common control with the Company, by virtue of the ownership of voting securities, by contract or otherwise.

          b. "Board" means the Board of Directors of the Company.

          c. "Change in Control" means a change of control of the Company, or in any person directly or indirectly controlling the Company, which shall mean:

             (a) a change in control as such term is presently defined in Regulation 240.12b-(2) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); or


             (b) if any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act) other than the Company or any "person" who on the date of this Agreement is a director or officer of the Company, becomes the "beneficial owner" (as defined in Rule 13(d)-3 under the Exchange Act) directly or indirectly, of securities of the Company representing fifteen percent (15%) or more of the voting power of the Company's then outstanding securities; or


             (c) if during any period of two (2) consecutive years during the term of this Plan, individuals who at the beginning of such period constitute the Board of Directors, cease for any reason to constitute at least a majority thereof.

          d. "Committee" means the Committee referred to in Section 1.3 of the Plan.

          e. "Common Stock" means shares of the Common Stock, par value $.01 per share, of the Company.

          f. "Company" means Nathan's Famous, Inc., a corporation organized under the laws of the State of Delaware (or any successor corporation).


          g. "Fair Market Value" means the market price of the Common Stock on the Nasdaq Stock Market on the date of the grant or on any other date on which the Common Stock is to be valued hereunder. If no sale shall have been reported on the Nasdaq Stock Market on such date, Fair Market Value shall be determined by the Committee.


          h. "Non-Employee Director" shall have the meaning set forth in Rule 16(b) promulgated by the Securities and Exchange Commission ("Commission"), or any successor provision.

          i. "Option" means any option to purchase Common Stock under Section 2 of the Plan.

          j. "Option Agreement" means the option agreement described in Section
     2.4 of the Plan.

          k. "Participant" means any officer, director, employee or consultant of the Company, a Subsidiary or an Affiliate who is selected by the Committee to participate in the Plan.

          l. "Subsidiary" means any corporation in which the Company possesses directly or indirectly 50% or more of the combined voting power of all classes of stock of such corporation.

          m. "Total Disability" means accidental bodily injury or sickness which wholly and continuously disabled an optionee. The Committee, whose decisions shall be final, shall make a determination of Total Disability.

1.3 ADMINISTRATION OF THE PLAN

     The Plan shall be administered by the Board or by a Committee appointed by the Board consisting of two or more members of the Board all of whom shall be Non-Employee Directors. The Committee shall serve at the pleasure of the Board and shall have such powers as the Board may, from time to time, confer upon it.

     Subject to this Section 1.3, the Committee shall have sole and complete authority to adopt, alter, amend or revoke such administrative rules, guidelines and practices governing the operation of the Plan as it shall, from time to time, deem advisable, and to interpret the terms and provisions of the Plan.

     The Committee shall keep minutes of its meetings and of action taken by it without a meeting. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members of the Committee without a meeting, shall constitute the acts of the Committee.

1.4 ELIGIBILITY

     Stock Options may be granted only to officers, directors, employees or consultants of the Company or a Subsidiary or Affiliate. All employees are eligible to receive Stock Options under the Plan. Any person who has been granted any Option may, if he is otherwise eligible, be granted an additional Option or Options.

1.5 SHARES

     The aggregate number of shares reserved for issuance pursuant to the Plan shall be 350,000 shares of Common Stock, or the number and kind of shares of stock or other securities which shall be substituted for such shares or to which such shares shall be adjusted as provided in Section 1.6. No individual may be granted options to purchase more than an aggregate of 125,000 shares of Common Stock pursuant to the Plan.

     Such number of shares may be set aside out of the authorized but unissued shares of Common Stock or out of issued shares of Common Stock acquired for and held in the Treasury of the Company, not reserved for any other purpose. Shares subject to, but not sold or issued under, any Option terminating or expiring for any reason prior to its exercise in full will again be available for Options thereafter granted during the balance of the term of the Plan.

1.6 ADJUSTMENTS DUE TO STOCK SPLITS, MERGERS, CONSOLIDATION, ETC.

     If, at any time, the Company shall take any action, whether by stock dividend, stock split, combination of shares or otherwise, which results in a proportionate increase or decrease in the number of shares of Common Stock theretofore issued and outstanding, the number of shares which are reserved for issuance under the Plan and the number of shares which, at such time, are subject to Options shall, to the extent deemed appropriate by the Committee, be increased or decreased in the same proportion, provided, however, that the Company shall not be obligated to issue fractional shares.

     Likewise, in the event of any change in the outstanding shares of Common Stock by reason of any recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other corporate change, the Committee shall make such substitution or adjustments, if any, as it deems to be appropriate, as to the number or kind of shares of Common Stock or other securities which are reserved for issuance under the Plan and the number of shares or other securities which, at such time are subject to Options.

     In the event of a Change in Control, at the option of the Board or Committee, (a) all Options outstanding on the date of such Change in Control shall become immediately and fully exercisable, and (b) an optionee will be permitted to surrender for cancellation any Option or portion of an Option which was granted more than six (6) months prior to the date of such surrender, to the extent not yet exercised, and to receive a cash payment in an amount equal to the excess, if any, of the Fair Market Value (on the date of surrender) of the shares of Common Stock subject to the Option or portion thereof surrendered, over the aggregate purchase price for such Shares under the Option.

1.7 NON-ALIENATION OF BENEFITS

     Except as herein specifically provided, no right or unpaid benefit under the Plan shall be subject to alienation, assignment, pledge or charge and any attempt to alienate, assign, pledge or charge the same shall be void. If any Participant or other person entitled to benefits hereunder should attempt to alienate, assign, pledge or charge any benefit hereunder, then such benefit shall, in the discretion of the Committee, cease.

1.8 WITHHOLDING OR DEDUCTION FOR TAXES

     If, at any time, the Company or any Subsidiary or Affiliate is required, under applicable laws and regulations, to withhold, or to make any deduction for any taxes, or take any other action in connection with any Option exercise, the Participant shall be required to pay to the Company or such Subsidiary or Affiliate, the amount of any taxes required to be withheld, or, in lieu thereof, at the option of the Company, the Company or such Subsidiary or Affiliate may accept a sufficient number of shares of Common Stock to cover the amount required to be withheld.

1.9 ADMINISTRATIVE EXPENSES

     The entire expense of administering the Plan shall be borne by the Company.

1.10 GENERAL CONDITIONS

          a. The Board or the Committee may, from time to time, amend, suspend or terminate any or all of the provisions of the Plan, provided that, without the Participant's approval, no change may be made which would alter or impair any right theretofore granted to any Participant.

          b. With the consent of the Participant affected thereby, the Committee may amend or modify any outstanding Option in any manner not inconsistent with the terms of the Plan, including, without limitation, and irrespective of the provisions of Section 2.3(c) below, to accelerate the date or dates as of which an installment of an Option becomes exercisable; provided, that the Committee shall not have the right to reprice any outstanding Options.

          c. Nothing contained in the Plan shall prohibit the Company or any Subsidiary or Affiliate from establishing other additional incentive compensation arrangements for employees of the Company or such Subsidiary or Affiliate.

          d. Nothing in the Plan shall be deemed to limit, in any way, the right of the Company or any Subsidiary or Affiliate to terminate a Participant's employment or service with the Company (or such Subsidiary or Affiliate) at any time.

          e. Any decision or action taken by the Board or the Committee arising out of or in connection with the construction, administration, interpretation and effect of the Plan shall be conclusive and binding upon all Participants and any person claiming under or through any Participant.

          f. No member of the Board or of the Committee shall be liable for any act or action, whether of commission or omission, (i) by such member except in circumstances involving actual bad faith, nor (ii) by any other member or by any officer, agent or employee.

1.11 COMPLIANCE WITH APPLICABLE LAW

     Notwithstanding any other provision of the Plan, the Company shall not be obligated to issue any shares of Common Stock, or grant any Option with respect thereto, unless it is advised by counsel of its selection that it may do so without violation of the applicable Federal and State laws pertaining to the issuance of securities and the Company may require any stock certificate so issued to bear a legend, may give its transfer agent instructions limiting the transfer thereof, and may take such other steps, as in its judgment are reasonably required to prevent any such violation.

1.12 EFFECTIVE DATES

     The Plan was adopted by the Board on June 14, 2001, subject to stockholder approval. The Plan shall terminate on June 13, 2011.

SECTION 2. OPTION GRANTS

2.1 AUTHORITY OF COMMITTEE

     Subject to the provisions of the Plan, the Committee shall have the sole and complete authority to determine (i) the Participants to whom Options shall be granted; (ii) the number of shares to be covered by each Option; and (iii) the conditions and limitations, if any, in addition to those set forth in Sections 2 and 3 hereof, applicable to the exercise of an Option, including without limitation, the nature and duration of the restrictions, if any, to be imposed upon the sale or other disposition of shares acquired upon exercise of an Option.

     Stock Options granted under the Plan shall be non-qualified stock options.

     The Committee shall have the authority to grant Options.

2.2 OPTION EXERCISE PRICE

     The exercise price set forth in the Option Agreement at the time of grant shall not be less than 85%, nor more than 100%, of the Fair Market Value of the Common Stock at the time that the Option is granted.

     The consideration to be paid for the Shares to be issued upon exercise of an Option may consist of (i) cash, (ii) check, (iii) other shares of the Company's Common Stock which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or (iv) consideration received by the Company under any cashless exercise program implemented by the Company in connection with the Plan. Stock certificates will be delivered only against such payment.

2.3 OPTION GRANTS

     Each Option will be subject to the following provisions:

     a. Term of Option

          An Option will be for a term of not more than ten years from the date of grant.

     b. Exercise

          (i) By an Employee:

          Unless otherwise provided by the Committee and except in the manner described below upon the death of the optionee, an Option may be exercised only in installments as follows: up to one-half of the subject shares on and after the first anniversary of the date of grant, up to all of the subject shares on and after the second such anniversary of the date of the grant of such Option but in no event later than the expiration of the term of the Option.

          An Option shall be exercisable during the optionee's lifetime only by the optionee and shall not be exercisable by the optionee unless, at all times since the date of grant and at the time of exercise, such optionee is an employee of or providing services to the Company, any parent corporation of the Company or any Subsidiary or Affiliate, except that, upon termination of all such employment or provision of services (other than by death, Total Disability, or by Total Disability followed by death in the circumstances provided below), the optionee may exercise an Option at any time within three months thereafter but only to the extent such Option is exercisable on the date of such termination.

          Upon termination of all such employment by Total Disability, the optionee may exercise such Options at any time within one year thereafter, but only to the extent such Option is exercisable on the date of such termination.

          In the event of the death of an optionee (i) while an employee of or providing services to the Company, any parent corporation of the Company or any Subsidiary or Affiliate, or (ii) within three months after termination of all such employment or provision of services (other than for Total Disability) or (iii) within one year after termination on account of Total Disability of all such employment or provision of services, such optionee's estate or any person who acquires the right to exercise such option by bequest or inheritance or by reason of the death of the optionee may exercise such optionee's Option at any time within the period of two years from the date of death. In the case of clauses (i) and (iii) above, such Option shall be exercisable in full for all the remaining shares covered thereby, but in the case of clause (ii) such Option shall be exercisable only to the extent it was exercisable on the date of such termination of employment or service.

          (ii) By Persons other than Employees:

          If the optionee is not an employee of the Company or the parent corporation of the Company or any Subsidiary or Affiliate, the vesting of such optionee's right to exercise his Options shall be established and determined by the Committee in the Option Agreement covering the Options granted to such optionee.

          Notwithstanding the foregoing provisions regarding the exercise of an Option in the event of death, Total Disability, other termination of employment or provision of services or otherwise, in no event shall an Option be exercisable in whole or in part after the termination date provided in the Option Agreement.

     c. Transferability

     An Option granted under the Plan shall not be transferable otherwise than by will or by the laws of descent and distribution, or as may be permitted by the Board or the Committee.

2.4 AGREEMENTS

     In consideration of any Options granted to a Participant under the Plan, each such Participant shall enter into an Option Agreement with the Company providing, consistent with the Plan, such terms as the Committee may deem advisable.

                             NATHAN'S FAMOUS, INC.
                              1400 Old Country Road
                           Westbury, New York, 11590

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Wayne Norbitz and Howard M. Lorber, or either of them, attorneys and Proxies with full power of substitution in each of them, in the name and stead of the undersigned to vote as Proxy all the stock of the undersigned in NATHAN'S FAMOUS, INC., a Delaware corporation, at the Annual Meeting of Stockholders scheduled to be held September 14, 2001 and any adjournments thereof.


                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

The Board of Directors recommends a vote FOR the following proposals:

1. Election of the nominees listed at right, as set forth in the proxy statement:

    / /   FOR all nominees listed at right  / /  WITHHOLD AUTHORITY to vote for all nominees listed at right

                                                 Nominees:
                                                 Robert J. Eide
                                                 Brian S. Genson
                                                 Barry Leistner
                                                 Howard M. Lorber
                                                 Wayne Norbitz
                                                 Donald Perlyn
                                                 A.F. Petrocelli

(INSTRUCTION:  To withhold authority to vote for any individual nominee, print that nominee's name on the line provided below)


   __________________________________________________________________________

2. Adoption of the 2001 Stock Option Plan.

    For                Against              Abstain
    / /                 / /                   / /

3. Upon such other business as may properly come before the meeting



THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY PROXIES, AND EACH OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, SHAREHOLDERS MAY WITHHOLD THE VOTE FOR ONE OR MORE NOMINEE(S) BY WRITING THE NOMINEE(S) NAME(S) IN THE BLANK SPACE PROVIDED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE PROPOSALS SET FORTH ABOVE.

                                                       Dated:             , 2001
                                                             -------------



                          ________________________________________________[L.S.]




                          ________________________________________________[L.S.]
                           (Note: Please sign exactly as your name appears hereon. Executors, administrators, trustees, etc. should so indicate when signing, giving full title as such. If signer is a corporation, execute in full corporate name by authorized officer. If shares are held in the name of two or more persons, all should sign.)